Exhibit 99.1

Exyn Announces Pricing of Initial Public Offering

PHILADELPHIA, PA—May 14, 2026—Exyn Technologies, Inc. (“Exyn” or the “Company”), a pioneer in multi-platform robotic autonomy for complex, GPS-denied environments, today announced the pricing of its initial public offering (the “Offering”) of 2,500,000 units with each unit consisting of one share of its common stock (the “Common Stock”) and one warrant to purchase one share of its common stock (the “Warrants”) at a public offering price of $7.75 per unit, for total gross proceeds of approximately $19.4 million, before deducting underwriting discounts and commissions and other offering expenses payable by Exyn. All of the shares of Common Stock and Warrants are being offered by the Company. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 375,000 shares of its Common Stock and/or 375,000 Warrants at the public offering price, less the underwriting discounts and commissions.

The shares of the Company’s Common Stock and Warrants are expected to begin trading on the Nasdaq Capital Market on May 15, 2026, under the ticker symbols “EXYN” and “EXYNW,” respectively. The Company intends to use the net proceeds from the Offering for growth capital, working capital, repayment of certain indebtedness, and general corporate purposes. The Offering is expected to close on or about May 18, 2026, subject to the satisfaction of customary closing conditions.

Lucid Capital Markets is acting as the sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-294453) relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on May 14, 2026. The Offering is being made only by means of a prospectus. A preliminary prospectus related to the Offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus will be filed with the SEC. Copies of the final prospectus related to the Offering may also be obtained, when available, by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Exyn Technologies, Inc.

Exyn is a robotics and artificial intelligence company developing autonomous mapping and navigation systems for complex, GPS-denied environments. The Company’s proprietary technology enables aerial and ground robotic systems to navigate, map and collect real-time 3D data in environments where GPS, communications or prior maps may be unavailable or unreliable.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the proposed Offering of the Company, the Company’s expectations regarding the completion of the Offering, the realization of any potential advantages, benefits and the impact of, and opportunities created by, the Offering, the ability of the Company to utilize the proceeds of the Offering in the manner intended, and the Company receiving all necessary approvals for the completion of the Offering, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. The forward-looking statements are based on certain assumptions which could change materially in the future. You should not place undue reliance on these forward-looking statements.

The Company does not undertake to update any forward-looking statement or forward-looking information, except in accordance with applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Email: exyn@crescendo-ir.com

Tel: (212) 671-1020